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                                                                     Exhibit 1.1

                                7,000,000 Shares

                                  H POWER CORP.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  _____ __, 2000

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS
DEUTSCHE BANK SECURITIES INC.
JOSEPHTHAL & CO. INC.
FIDELITY CAPITAL MARKETS,
   a division of National Financial Services Corporation
As Representatives of the several
   Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285
Dear Sirs:

                  H Power Corp., a Delaware corporation (the "Company"), proposes to sell an aggregate of 7,000,000 shares (the "Firm Stock") of the Company's common stock, $.001 par value (the "Common Stock"). In addition, certain stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders"), propose to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 1,050,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively referred to as the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

                  (a) A registration statement on Form S-1 and all amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and all amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this

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         Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in a registration statement, and all amendments thereto, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means the registration statement of the Company, as amended at the Effective Time, including all information contained in the final prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the final prospectus, as first filed by the Company with the Commission pursuant to paragraph (1) or
         (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged except where the failure to so qualify would not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has no subsidiaries other than H Power Enterprises of Canada, Inc. ("HPEC").


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                  (d) The Company has an authorized capitalization as described in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and except as described in the Prospectus, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, pledges, equities or claims.

                  (e) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances, pledges, equities or claims, and good and valid title to such shares of Stock will be passed to the Underwriters; and the Stock will conform to the descriptions thereof contained in the Prospectus.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including the 5-for-1 split of each of the outstanding shares of Common Stock, the conversion of all of the Company's outstanding shares of preferred stock into shares of Common Stock, the issuance of 1,666,665 shares of Common Stock to outside investors upon conversion of a certain 50% equity interest in HPEC and the amendments to the Company's organizational instruments as described in the Prospectus (such actions are hereinafter collectively called the "Recapitalization"), will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and


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         the consummation of the transactions contemplated hereby and the
         Recapitalization.

                  (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any such securities with the Stock registered pursuant to the Registration Statement or with any other securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (i) Except as described in the Prospectus and Item 15 of Part II of the Registration Statement, the Company has not sold or issued any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Securities Act, other than securities or shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (j) Except as described in the Prospectus, since the date of the latest audited financial statements included in the Prospectus (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, (ii) there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, condition (financial or otherwise), prospects, results of operations, cash flows and stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

                  (k) The financial statements (including the related notes and schedules thereto) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP"). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

                  The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions of the Company's management


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         that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (l) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in
         Section 7(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (m) The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (n) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, the Company is not in default thereunder and the Company has fully paid all premiums relating to such policies when due.

                  (o) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus (i) there are no rights of third parties to any such Intellectual Property, (ii) there is no material infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company's




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         knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim, (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim, (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which could form a reasonable basis for any such claim, (vi) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property, (vii) to the Company's knowledge, there is no Intellectual Property that any of the Company's competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company, and (viii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

                  (p) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so described or filed or incorporated therein by reference as permitted by the Rules and Regulations, and the statements in the Prospectus under the headings "Risk Factors - Any change in our relationship with ECO Fuel Cells, LLC would delay our ability to generate revenues"; "Risk Factors - Government regulation could impose burdensome requirements and restrictions that could impair demand for our stationary fuel cell products"; "Risk Factors - We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others"; "Risk Factors - We may become subject to risks inherent in international operations including currency exchange rate fluctuations and tariff regulations"; "Risk Factors - There may be an adverse effect on the market price of our common stock as a result of a significant number of shares being available for future sale by our existing stockholders"; "Business - Intellectual Property"; "Business - Legal Proceedings"; "Description of Capital


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         Stock"; "Shares Eligible for Future Sale" and "United States Tax
         Consequences to Non-U.S. Holders" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (r) No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, affiliates, associates, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the Prospectus which is not so described.

                  (s) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent which could have a Material Adverse Effect.

                  (t) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or its subsidiaries would have any liability; neither the Company nor its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code").

                  (u) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could have) a Material Adverse Effect.

                  (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as otherwise described in the Prospectus, neither the Company nor its subsidiaries have (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (w) The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit

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         preparation of its financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

                  (x) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults, which individually or in the aggregate, do not and would not have a Material Adverse Effect or
         (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets is subject.

                  (y) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (z) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972 (commonly known as the Clean Water Act), the Clean Air Act, the Resource Conservation and Recovery Act of 1976 (including the hazardous and Solid Waste Amendments thereto), the Solid Waste Disposal Act; the Toxic Substances Control Act, the Occupational Safety and Health Act of 1970, the New Jersey Spill Compensation and Control Act, the New Jersey Solid Waste Management Act, the New Jersey Air Pollution Control Act, the New Jersey Water Pollution Control Act, and the New Jersey Industrial Site Recovery Act ("ISRA"), each as amended and in effect from time to time (collectively, "Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability for investigation, remediation, or damages related to the disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive or comply with required

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         permits, licenses or other approvals, or liability could not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus, and
         (iv) are not presently subject to the requirements of the ISRA, nor will they be subject to ISRA as a result of the transactions contemplated herein. Except as described in the Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (aa) Neither the Company nor any subsidiary is, nor after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (bb) The Company and its subsidiaries are Year 2000 compliant.

                  (cc) Except as described in the Prospectus, there are no transactions with any "affiliate" or "associate" (as such terms are defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not constituting such an affiliate or associate) which are required by the Act and the applicable rules and regulations thereunder to be disclosed in the Registration Statement or the Prospectus.

                  (dd) To the Company's knowledge after reasonable inquiry and except as described in the Prospectus under the heading "Management", no officer, director, nominee for director or security holder of the Company has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. (the "NASD").

                  (ee) The Amended and Restated Fuel Cell Product Operating Agreement dated March 9, 2000, by and among ECO Fuel Cells, LLC, the Company and HPEC, has been duly authorized, executed and delivered by the Company and HPEC and constitutes a valid and binding obligation of the Company and HPEC enforceable in accordance with its terms.

                  (ff) Those certain letter agreements executed in April 2000 constituting waivers of registration rights by each of Duquesne Enterprises, Inc., Singapore Technologies Kinetics Ltd., Sofinov Societe Financiere D'Innovation Inc., ECO Fuel Cells, LLC and Hydro-Quebec CapiTech Inc. are duly authorized, executed and delivered by the Company and, to the extent the Company is obligated thereunder, constitute valid and binding obligations of the Company enforceable against it in accordance with their terms.


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                  (gg) That certain Stockholders' and Voting Agreement dated as of April 5, 2000, among the Company, Lehman Brothers, Inc., Norman Rothstein, Cynthia Rothstein, Allan Rothstein, Steven Rothstein, Tammy Rothstein, Carl Rothstein, Norman Rothstein, Trustee for Jordan H. Rothstein 2000 Irrevocable Trust, Norman Rothstein, as trustee for Nicole S. Rothstein 2000 Irrevocable Trust, Frederick Entman, Elise Entman, Brian Entman, Scott Entman, Gerald Entman, Trustee for Elise Entman, Dynamark Corp. and the other signatories thereto has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

                  (hh) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

                  (ii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in the Prospectus.

                  (jj) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary for the ownership of property or assets or to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Prospectus (exclusive of any supplement thereto); each of the Company and its subsidiaries has operated and is operating its business in compliance with and not in violation of any of its obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination of any such permit or result in any other impairment of the rights of the Company or any of its subsidiaries under any such permit, subject in each case to such qualification as described in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are burdensome to the Company or any of its subsidiaries.

                  (kk) In the ordinary course of its business the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any



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         capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         Furthermore, the Company represents and warrants to Lehman Brothers Inc. that (i) the Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with all applicable laws and regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program (as hereinafter defined), and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality, authority or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

         The Company has not offered or caused the Underwriters to offer Directed Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 7,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Selling Stockholders have granted to the Underwriters an option to purchase up to 1,050,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share multiples. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

         The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         3.       OFFERING OF STOCK BY THE UNDERWRITERS.

         Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         It is understood that 700,000 shares of the Firm Stock (the "Directed Shares") initially will be reserved by the several Underwriters for offer and sale upon the terms and subject to the conditions described in the Prospectus and in accordance with the rules and regulations of the NASD to employees and persons having business relationships with the Company and its subsidiaries who heretofore have delivered to the Representatives offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company (the "Directed Share Program"); PROVIDED, that under no circumstances will the Representatives or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company and its subsidiaries. It is further understood that any shares of such Firm Stock which are not orally confirmed for purchase by such persons by the beginning of the business day after this Agreement is executed will be offered by the Underwriters to the public upon the terms and subject to the conditions set forth in the Prospectus.

         4. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the offices of Greenberg Traurig, LLP, The Met Life Building, 200 Park Avenue, New York, New York 10166 at 10:00 a.m., New York City time, on the fourth full business day next following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes hereinafter referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day next preceding the First Delivery Date.

         At any time on or before the 30th day after the date of this Agreement the option granted in Section 2 (which will expire 30 days after the date of this Agreement) may be exercised in whole or in part from time to time by written notice being given to the Selling Stockholders with a copy to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that such date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Selling Stockholders) at 10:00 a.m., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Second Delivery Date.

         5.       FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day next following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as expressly permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with true and complete copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal thereof.

                  (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives reasonably shall request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Rules and Regulations, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that, in the judgment of the Company or the Representatives, may be required by the Securities Act or requested by the Commission.

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

                  (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                  (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (i) For a period of 180 days from the date of the Prospectus not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (other than the Stock and shares issued pursuant to qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
         (2) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each officer, director, 5% Stockholder, and each of the parties listed in Section 7(o) hereof to furnish to the Representatives, prior to the First Delivery Date, a letter substantially in the form set forth in Exhibit A attached hereto.

                  (j) Prior to the Effective Date, to apply for the quotation of the Stock on the Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date.

                  (k) To apply the net proceeds from the sale of the Stock as described in the Prospectus.

                  (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (m) The Company will not directly or indirectly take any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

                  (n) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Lehman Brothers Inc. will notify the Company as to which participants in the Directed Share Program will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

                  (o) The Company will pay (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and (ii) stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         Furthermore, the Company covenants with Lehman Brothers Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and all taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and all post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and each supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and all other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the NASD of the terms of sale of the Stock; (f) all applicable listing and other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5 (h) and of preparing, printing and distributing a blue sky memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of shares of the Stock by the Underwriters to employees and persons having business relationships with the Company and its subsidiaries, as described in Section 3; and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders; PROVIDED that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective\ obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Greenberg Traurig, LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement and the Power of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they reasonably may request to enable them to pass upon such matters.

                  (d) Fulbright & Jaworski L.L.P. shall have furnished to the Representatives its written opinion, as independent general counsel to the

         Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) The Company has been duly organized and is
                  validly existing as a corporation in good standing under the laws of Delaware, is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and the Company has all power and authority necessary to own and lease, as applicable, its properties and conduct the businesses in which it is engaged;

                           (ii) The Company has an authorized capitalization as
                  described in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus; all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid, and non assessable and are owned of record by the Company and, to such counsel's knowledge, are owned beneficially by the Company, free and clear of all liens, encumbrances, equities, pledges or claims; based on that certain letter dated July 6, 2000 from The Nasdaq Stock Market, Inc., all shares of Common Stock (including the Stock) have been approved for quotation on the Nasdaq National Market under the symbol "HPOW," subject to official notice of issuance and evidence of satisfactory distribution; the certificates for the Stock are in valid and sufficient form; and, except as described in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert, exercise or exchange any obligations into or for any securities or ownership interests in the Company are outstanding;

                           (iii) Other than the transactions expressly
                  contemplated by this Agreement, there are no preemptive or other rights to subscribe for or to purchase, nor is there any restriction upon the voting or transfer of, any shares of the Common Stock (including the Stock) pursuant to the Company's
                  (a) charter or by-laws or (b) any agreement or other instrument known to such counsel;

                           (iv) All real property and buildings held under lease
                  by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions which do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                           (v) To such counsel's knowledge and other than as
                  described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or subject which, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect, and, to such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others;

                           (vi) The Registration Statement was declared
                  effective under the Securities Act as of the date and time specified in such counsel's opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending, contemplated or threatened by the Commission;

                           (vii) The Registration Statement and the Prospectus
                  and all further amendments and supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                           (viii) The statements contained in the Prospectus
                  under the headings "Risk Factors - Any adverse change in our relationship with ECO Fuel Cells, LLC would delay our ability to generate revenues"; "Risk Factors - There may be an adverse effect on the market price of our common stock as a result of a significant number of shares being available for future sale by our existing stockholders"; "Business - Legal Proceedings"; "Description of Capital Stock"; "Shares Eligible for Future Sale"; "United States Tax Consequences to Non-U.S. Holders," insofar as such statements refer to statements of law, descriptions of statutes, licenses, rules or regulations, or legal conclusions, are accurate and fair summaries of such statements of law, descriptions of statutes, licenses, rules or regulations, or legal conclusions;

                           (ix) To such counsel's knowledge, there are no
                  contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so described or filed;

                           (x) This Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (xi) The issue and sale of the shares of Stock being
                  delivered on such Delivery Date by the Company and the compliance by the Company with the provisions of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Recapitalization, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice, lapse of time, or both would constitute a default) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries presently in effect or of any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the offer and sale of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and under applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby and by the Recapitalization;

                           (xii) Except as described in the Prospectus, to such
                  counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                           (xiii) That certain Amended and Restated Fuel Cell
                  Product Operating Agreement, dated March 9, 2000, by and among ECO Fuel Cells, LLC, and the Company and HPEC has been duly authorized, executed and delivered by the Company and HPEC and constitutes a valid and binding obligation of each of the Company and HPEC enforceable against the Company and HPEC in accordance with its terms;

                           (xiv) The Stockholders' and Voting Agreement dated as
                  of April 5, 2000, among the Company, Lehman Brothers Inc., Norman

                  Rothstein, Cynthia Rothstein, Allan Rothstein, Steven Rothstein, Tammy Rothstein, Carl Rothstein, Norman Rothstein, Trustee for Jordan H. Rothstein 2000 Irrevocable Trust, Norman Rothstein, as trustee for Nicole S. Rothstein 2000 Irrevocable Trust, Frederick Entman, Elise Entman, Brian Entman, Scott Entman, Gerald Entman, Trustee for Elise Entman, Dynamark Corp. and the other signatories thereto has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms;

                           (xv) The Company is not and, after giving effect to
                  the offering and sale of the Stock and the application of the net proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                           (xvi) Each Selling Stockholder has full right, power
                  and authority to enter into this Agreement and the Custodian Agreement and Power of Attorney (as defined in Section 12 hereof); the execution, delivery and performance of this Agreement and the Custodian Agreement and Power of Attorney by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated hereby does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute or instrument known to such counsel to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the deed of trust of any Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Selling Stockholder or the property or assets of any Selling Stockholder; and, except for the registration of the Option Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Option Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Custodian Agreement and Power of Attorney by any Selling Stockholder and the consummation by any Selling Stockholder of the transactions contemplated hereby;

                           (xvii) This Agreement has been duly authorized,
                  executed and delivered by or on behalf of each Selling Stockholder;

                           (xviii) The Custodian Agreement and Power of Attorney
                  has been duly authorized by those Selling Stockholders that are entities, and executed and delivered by each Selling Stockholder and constitutes a valid and binding agreement of each Selling Stockholder, enforceable in accordance with its terms;

                           (xix) Assuming that the Underwriters acquire their
                  interests in the Option Stock to be sold pursuant to this Agreement by the Selling Stockholders in good faith and without notice of any adverse claims (within the meaning of Section 8-102 of the New York Uniform Commercial Code), upon delivery to the Underwriters of such Option Stock registered in their names, the Underwriters will acquire such Option Stock free and clear of all liens, encumbrances, equities or claims.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the internal laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, such counsel shall state that they have participated in meetings and conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except for those referred to in the opinions in subsection (viii) above) and has made no independent check or verification thereof, such counsel shall state that on the basis of the foregoing, no facts have come to such counsel's attention that has led them to believe that the Registration Statement, as of the Effective Date and on the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and on the date of such counsel's opinion hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and other financial and statistical data included therein or excluded therefrom or (except as referred to in the opinions in subsection (ix) above) the exhibits to the Registration Statement.

                  (e) Lapointe Rosenstein, shall have furnished to the Representatives its written opinion as to certain matters of Canadian law (including certain matters referred to in the opinions of Company counsel set forth in Section 7(d)), addressed to the Underwriters and dated such Delivery Date, as to such matters as shall be specified by the Representatives.

                  (f) The Company additionally shall have requested and caused Salzman & Levy, intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated such Delivery Date and addressed to the Underwriters, to the effect that:

                           (i) the Company and its subsidiaries own, possess,
                  license or have on reasonable terms other rights to use, and title to and interest in, all Intellectual Property necessary to the Company, its business as currently conducted or as described in the Prospectus;

                           (ii) there is no pending, or, to the knowledge of
                  such counsel, threatened, action, suit or proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and such counsel is unaware of any facts which would form a reasonable basis for the assertion of any such claim;

                           (iii) there is no pending, or, to the knowledge of
                  such counsel, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and such counsel is unaware of any facts which could form a reasonable basis for the assertion of any such claim;

                           (iv) there is no pending, or, to the knowledge of
                  such counsel, threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and such counsel is unaware of any facts which would form a reasonable basis for the assertion of any such claim;

                           (v) to the knowledge of such counsel, there is no
                  Intellectual Property that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company;

                           (vi) to the knowledge of such counsel, there is no
                  prior art that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and

                           (vii) The statements contained in the Prospectus,
                  under the headings "Risk Factors--We may be unable to protect our intellectual property rights and we may be liable for infringing the intellectual property rights of others" and "Business--Intellectual Property" insofar as such statements refer to the statements of law, descriptions of statutes, licenses, agreements, rules or regulations or legal conclusions are accurate and fair summaries of such statements of law, descriptions of statutes, licenses, agreements, rules or regulations or legal conclusions.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 7(f) include any supplements thereto at the Delivery Date.

                  (g) The Representatives shall have received from Greenberg Traurig, LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel true and complete copies of such documents and access to all Company records and management personnel as they reasonably may request for the purpose of enabling them to pass upon such matters.

                  (h) The Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives, on the date hereof and on each Delivery Date, letters dated, respectively, the date hereof and each Delivery Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the applicable Rules and Regulations, and stating in effect that:

                           (i) in their opinion the audited financial statements
                  included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations;

                           (ii) on the basis of carrying out certain specified
                  procedures (but not an examination in accordance with U.S. generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors, audit and compensation committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to May 31, 2000, nothing came to their attention which caused them to believe that:

                                    (1) with respect to the period subsequent to
                           May 31, 2000 there were any changes, at a specified date not more than five days prior to the date of the letter in the long-term debt of the

                           Company and its subsidiaries, stockholders' equity of the Company or in the working capital of the Company and its subsidiaries as compared with the amounts shown on the May 31, 2000 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from June 1, 2000 to such specified date there were any changes, as compared with the corresponding period in the preceding quarter, or any decrease in revenues or any increase in the total or per share amount of net loss of the Company, except in all instances for changes, set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                                    (2) the information included in the
                           Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                                   and

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Selected Financial Data, "Prospectus Summary --- Summary Financial Data", "Capitalization", "Dilution", "Business" and "Risk Factors" in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  (i) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

                           (i) The representations, warranties and agreements of
                  the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) through 7(p) have been fulfilled; and

                           (ii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their judgment (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders' equity cash flows, prospects or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority-in-interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner described in the Prospectus.

                  (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives reasonably may request.

                  (n) The Common Stock shall have been approved for quotation on the Nasdaq National Market under the symbol "HPOW", subject to official notice of issuance and evidence of satisfactory distribution.

                  (o) At the Effective Date, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each of Norman Rothstein, Cynthia Rothstein, Allan Rothstein, Steven Rothstein, Tammy Rothstein, Carl Rothstein, Norman Rothstein, Trustee for Jordan H. Rothstein 2000 Irrevocable Trust, Norman Rothstein, as trustee for Nicole S. Rothstein 2000 Irrevocable Trust, Frederick Entman, Elise Entman, Brian Entman, Scott Entman, Gerald Entman, Trustee for Elise Entman, Dynamark Corp., Duquesne Enterprises, Singapore Technologies Automotive Ltd., Sofinov Societe Financiere D'Innovation Inc., ECO Fuel Cells, LLC and Hydro-Quebec CapiTech Inc.

                  (p) As described in the Prospectus, on or prior to the Closing Date, all outstanding shares of the Company's Series A Convertible Preferred Stock, $.001 par value, Series B Convertible Preferred Stock, $.001 par value, and Series C Convertible Preferred Stock, $.001 par value, shall have been duly and validly converted into the number of shares of Common Stock described in the Prospectus and no such shares of preferred stock shall remain issued or outstanding.

                  (q) Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on each Delivery Date a certificate, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the such Delivery Date.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8.       INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company shall indemnify and hold harmless each Underwriter, its officers, directors, affiliates, representatives, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against all losses, claims, damages and liabilities joint or several ("Losses"), and all actions and proceedings in respect thereof (including, but not limited to, Losses relating to purchases and sales of Stock), to which that Underwriter, officer, director, affiliate, representative, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as any such Loss, action or proceeding arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically),(ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any Loss, action or proceeding arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such Loss, action or proceeding resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee, director, affiliate, representative or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, director, affiliate, representative, employee or controlling person in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Loss, action or proceeding arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(f).

         The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, director, affiliate, representative employee or controlling person of that Underwriter

                  (b) The Selling Stockholders, severally in proportion to the number of shares of Option Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its officers, directors, affiliates or representatives and employees, and each person, if any, who controls any Underwriter within the meaning of the
         Section 15 of Securities Act and Section 20 of the Exchange Act, from and against Losses, and all actions and proceedings in respect thereof (including, but not limited to, Losses relating to purchases and sales of Option Stock), to which that Underwriter, officer, director, affiliate, representative, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such Loss, action or proceeding arises out of, or is based upon, (i) any breach of any representation, warranty, covenant or agreement made by the Selling Stockholders in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the information furnished in writing by or on behalf of the Selling Stockholders expressly for use in the Registration Statement and the Prospectus and any further amendments or supplements thereto (including any information relating to the Selling Stockholder, under the caption "Principal and Selling Stockholders" contained in the Registration Statement and Prospectus (or any amendment or supplement thereto)), or
         (iii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact, relating to the Selling Stockholders, required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter, its officers and employees, directors, affiliates, representatives and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers, directors, affiliates, representatives and employees or controlling persons in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding as such expenses are incurred; PROVIDED, HOWEVER, that the Selling Stockholders shall not be liable in any such case to the extent that any such Loss, action or proceeding arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(f). The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any officer, director, affiliate, representative, employee or controlling person of that Underwriter. Notwithstanding anything to the contrary herein, in no event shall any Selling Stockholder's obligation under this Section exceed the total net proceeds from the offering received by such Selling Stockholder (computed without deduction for any taxes on such amount.)

                  (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, affiliates, representatives and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, and each of the Selling Stockholders from and against any Loss, or any action or proceeding in respect thereof, to which the Company or any such director, officer, affiliate, representative, employee, controlling person or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such Loss, action or proceeding arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, affiliate, representative, employee, controlling person or Selling Stockholder for any legal or other expenses reasonably incurred by the Company or any such director, officer, affiliate, representative, employee, controlling person or Selling Stockholder in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee, affiliate, representative, controlling person or Selling Stockholder.

                  (d) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action or proceeding, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action or proceeding; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure. If any such claim, action or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, action or proceeding, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees, directors, affiliates, representatives and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees, directors, affiliates, representatives and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), 8(c) or 8(g) in respect of any Loss, action or proceeding in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Loss, action or proceeding in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company or Selling Stockholders, on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or Selling Stockholders, on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such Loss, action or proceeding in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company or Selling Stockholders, on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company or Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Loss, action or proceeding in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

                  (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  (g) The Company agrees to indemnify and hold harmless Lehman Brothers Inc., the directors, officers, employees, affiliates, representative and agents of Lehman Brothers Inc. and each person, who controls Lehman Brothers Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all Losses, actions or proceedings in respect thereof, to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such Losses (or actions or proceedings in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Preliminary Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Registration Statement, the Prospectus, any Preliminary Prospectus or in any amendment thereof or supplement thereto, not misleading; (ii) caused by the failure of any person participating in the Directed Share Program to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Lehman Brothers Inc. specifically for inclusion therein, which information consists solely of the information specified in Section 8(f), or is finally judicially determined by a court of competent jurisdiction to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc.

         9. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document.

         10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or such Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Representative(s). If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

         12. Each Selling Stockholder severally and not jointly represents, warrants and agrees that:

                  (a) The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the shares of Option Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of the Option Stock and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                  (b) The Selling Stockholder has placed in custody and duly and irrevocably executed and delivered a power of attorney under a Custodian Agreement and Power of Attorney (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with __________________________, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

                  (c) Pursuant to the Custody Agreement, the Selling Stockholder has duly and irrevocably executed and delivered a power of attorney appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

                  (d) The Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement; the execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the deed of trust of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Option Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Option Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

                  (e) The information furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Preliminary Prospectus and the Prospectus and any further amendments or supplements thereto and any information relating to the Selling Stockholder, under the caption "Principal and Selling Stockholders" contained in the Registration Statement, Preliminary Prospectus and Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement, Preliminary Prospectus and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (f) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct in all material respects.

                  (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

         13.      Each Selling Stockholder agrees:

                  (a) That the Option Stock to be sold by the Selling Stockholder hereunder which is represented by the certificates held in custody for the Selling Stockholder is subject to the interest of the Underwriters, that the arrangements made by the Selling Stockholder for such custody are irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

                  (b) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-9.

         14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285; with a copy (which shall not constitute effective notice pursuant to this Section 14) to Greenberg Traurig, LLP, The Met Life Building, 200 Park Avenue, New York, NY 10166, Attn:
         Clifford E. Neimeth, Esq.;

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: William Zang (Fax:
         973-249-5448); with a copy (which shall not constitute effective notice pursuant to this Section 14) to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, Attn: Merrill Kraines, Esq.;

                  (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto;

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

         15. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Securities Act and the Selling Stockholders. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         16. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         17. DEFINITION OF THE TERM "BUSINESS DAY". For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

         19. CONSENT TO JURISDICTION. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         21. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       H POWER CORP.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       THE SELLING STOCKHOLDERS
                                         named in Schedule 2 to this Agreement

                                       By:______________________________________
                                          Attorney-in-Fact

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS
DEUTSCHE BANK SECURITIES INC.
JOSEPHTHAL & CO. INC.
FIDELITY CAPITAL MARKETS,
a division of National Financial Services Corporation

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

         By LEHMAN BROTHERS INC.

         By_____________________________
            AUTHORIZED REPRESENTATIVE

                                   SCHEDULE 1

                                                                 Number of
                                                                  Shares
                                                                 ----------
Underwriters
Lehman Brothers Inc. ..........................................................
CIBC World Markets.............................................................
Deutsche Bank Securities Inc. .................................................
Josephthal & Co. Inc. .........................................................
Fidelity Capital Markets,
     a division of National Financial
     Services Corporation......................................................
                                                                 ----------
         Total                                                    7,000,000
                                                                 ==========

                                   SCHEDULE 2

Name and Address of                                     Number of Shares
Selling Stockholder                                     of Option Stock
-------------------                                     -----------------
Cynthia Rothstein...................................         525,000
311 Links Drive West
West Oceanside, NY 11572

Gerald Entman, as Trustee for Elise Entman..........         225,000
2440 North Lakeview Avenue
Chicago, IL 60614

Scott Entman........................................         150,000
174 South Orange Avenue Apt 2
South Orange NJ 07079

Brian Entman........................................         150,000
                                                             -------
260 Tillou Road
South Orange NJ 07079

         Total......................................        1,050,000
                                                            =========

                                                                       EXHIBIT A

                            LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
CIBC WORLD MARKETS
DEUTSCHE BANK SECURITIES INC.
JOSEPHTHAL & CO. INC.
FIDELITY CAPITAL MARKETS
   a division of National Financial
   Services Corporation
As Representatives of the
  several underwriters
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York  10285

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an underwriting agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of H Power Corp. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, (any such transaction described in clause (1) or (2) above hereafter referred to as a "Disposition") whether any Disposition is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering. Notwithstanding the foregoing, each person may transfer the Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of each person or the immediate family, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a Disposition for value.

         [TO BE INCLUDED IN THE LOCK-UP LETTER AGREEMENT TO BE EXECUTED BY FREDERICK ENTMAN

         provided, however, that the provisions hereof shall not prohibit a Disposition by Frederick Entman or his affiliates who are parties to the Stockholders' and Voting Agreement, dated April 5, 2000, referred to in Section 1(gg) of the Underwriting Agreement and described in the Prospectus, of up to a total of ______ shares of Common Stock owned beneficially by Frederick Entman during the period commencing the 91st day following the date of the Underwriting Agreement through and including the 180th day following the date of the Underwriting Agreement, provided further, that such Disposition shall be subject to the transfer restrictions set forth in the Stockholders' and Voting Agreement.]

[TO BE INCLUDED IN THE LOCK-UP LETTER AGREEMENT TO BE EXECUTED BY NORMAN
ROTHSTEIN

         and provided, however, the provisions hereof shall not prohibit a Disposition by Norman Rothstein and his affiliates who are parties to the Stockholder's and Voting Agreement, dated April 5, 2000, referred to in Section 1(gg) of the Underwriting Agreement and described in the Prospectus, of up to a total of ________ shares of Common Stock owned beneficially by Norman Rothstein during the period commencing the 91st day following the date of the Underwriting Agreement through and including the 180th day following the date of the Underwriting Agreement, provided further, that such Disposition shall be subject to the transfer restrictions set forth in the Stockholders' and Voting Agreement.]

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                       Very truly yours,

                                       By:______________________________________
                                          Name:
                                          Title:

Dated:  _______________








                                       3